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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Watts Water Technologies, Inc. and subsidiaries

We consent to the use of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows and for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2004, and the effectiveness of internal control over financial reporting as of December 31, 2004, incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

The audit report with respect to management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 contains an explanatory paragraph that states Watts Water Technologies, Inc. acquired Orion Enterprises, Inc., TEAM Precision Pipework, Ltd., and Flowmatic Systems, Inc. during 2004 (collectively the 2004 acquisitions). Management excluded from its assessment of internal control over financial reporting, the 2004 acquisitions representing consolidated total assets of $80 million and consolidated revenues of $33 million included in the consolidated financial statements of Watts Water Technologies, Inc. as of and for the year ended December 31, 2004. Our audit of internal control over financial reporting of Watts Water Technologies, Inc. also excluded an evaluation of the internal control over financial reporting of the 2004 acquisitions.

Our report, with respect to the consolidated balance sheets of Watts Water Technologies, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity, and cash flows and for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule refers to the Company's change, effective January 1, 2002, of its method of accounting for goodwill and other intangible assets based on the adoption of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets."


                                                 /s/ KPMG LLP


Boston, MA
May 4, 2005